                                                                    EXHIBIT 1.01


                            ATRIX LABORATORIES, INC.


                                3,000,000 Shares


                                  Common Stock


                             Underwriting Agreement


                              dated August 8, 2001

                                TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----
Section 1.  Representations and Warranties ..........................................................      2
            (a) Compliance with Registration Requirements ...........................................      2
            (b) Offering Materials Furnished to Underwriters ........................................      2
            (c) Distribution of Offering Material By the Company ....................................      3
            (d) The Underwriting Agreement ..........................................................      3
            (e) Authorization of the Common Shares ..................................................      3
            (f) No Applicable Registration or Other Similar Rights ..................................      3
            (g) No Material Adverse Change ..........................................................      3
            (h) Independent Accountants .............................................................      3
            (i) Preparation of the Financial Statements .............................................      3
            (j) Incorporation and Good Standing of the Company and its Subsidiaries .................      4
            (k) Capitalization and Other Capital Stock Matters ......................................      4
            (l) Stock Exchange Listing ..............................................................      4
            (m) Non-Contravention of Existing Instruments; No Further Authorizations or
                      Approvals Required.............................................................      5
            (n) No Material Actions or Proceedings ..................................................      5
            (o) Intellectual Property Rights ........................................................      5
            (p) Title to Properties .................................................................      6
            (q) Tax Law Compliance ..................................................................      6
            (r) Company Not an "Investment Company" .................................................      6
            (s) Insurance ...........................................................................      6
            (t) No Price Stabilization or Manipulation ..............................................      6
            (u) Related Party Transactions ..........................................................      7
            (v) Exchange Act Compliance .............................................................      7
            (w) Company's Accounting System .........................................................      7
            (x) No Unlawful Contributions or Other Payments .........................................      7
            (y) Compliance with Environmental Laws ..................................................      7
            (z) Periodic Review of Costs of Environmental Compliance ................................      8
            (aa)  No pending, threatened or contemplated action, suit, investigation or proceeding ..      8
            (bb)  No notice that any product ever manufactured, licensed, or marketed by the
                      Company or any of its Subsidiaries is, or is alleged to be, an unapproved,
                      adulterated or misbranded drug or controlled substance ........................      9
            (cc)  All necessary permits and approvals ...............................................      9
            (dd)  No service of complaints or notice of any lawsuit relating to Permits .............      9
            (ee)  All necessary applications for approval ...........................................     10
            (ff)  ERISA Compliance ..................................................................     10

Section 2.  Purchase, Sale and Delivery of Common Shares ............................................     10

            (a) The Firm Common Shares ..............................................................     10
            (b) The First Closing Date ..............................................................     10
            (c) The Optional Common Shares; the Second Closing Date .................................     11
            (d) Public Offering of the Common Shares ................................................     11
            (e) Payment for the Common Shares .......................................................     11
            (f) Delivery of the Common Shares .......................................................     12
            (g) Delivery of Prospectus to the Underwriters ..........................................     12

Section 3.  Additional Covenants ....................................................................     12
            (a) Representatives' Review of Proposed Amendments and Supplements ......................     12
            (b) Securities Act Compliance ...........................................................     12
            (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters .......     13
            (d) Copies of any Amendments and Supplements to the Prospectus ..........................     13
            (e) Blue Sky Compliance .................................................................     13
            (f) Use of Proceeds .....................................................................     14
            (g) Transfer Agent ......................................................................     14
            (h) Earnings Statement ..................................................................     14
            (i) Periodic Reporting Obligations ......................................................     14
            (j) Company to Provide Copy of the Prospectus in Form That May be Downloaded from
                      the Internet ..................................................................     14
            (k) Agreement Not To Offer or Sell Additional Securities ................................     14
            (l) Future Reports to the Representative ................................................     15
            (m) Exchange Act Compliance .............................................................     15

Section 4.  Payment of Expenses .....................................................................     15

Section 5.  Conditions of the Obligations of the Underwriters .......................................     16
            (a) Accountants' Comfort Letter .........................................................     16
            (b) Compliance with Registration Requirements; No Stop Order, No Objection from NASD ....     16
            (c) No Material Adverse Change or Ratings Agency Change .................................     16
            (d) Opinion of Counsel for the Company ..................................................     17
            (e) Opinion of Counsel for the Underwriters .............................................     17
            (f) Officers' Certificate ...............................................................     17
            (g) Bring-down Comfort Letter ...........................................................     17
            (h) Opinion of Intellectual Property Counsel and Regulatory Counsel .....................     18
            (i) Additional Documents ................................................................     18

Section 6.  Reimbursement of Underwriters' Expenses .................................................     18

Section 7.  Effectiveness of this Agreement .........................................................     18

Section 8.  Indemnification .........................................................................     18
            (a) Indemnification of the Underwriters .................................................     18

            (b) Indemnification of the Company, its Directors and Officers ..........................     19
            (c) Notifications and Other Indemnification Procedures ..................................     20
            (d) Settlements .........................................................................     21

Section 9.  Contribution ............................................................................     21

Section 10. Default of One or More of the Several Underwriters ......................................     22

Section 11. Termination of this Agreement ...........................................................     23

Section 12. Representations and Indemnities to Survive Delivery .....................................     23

Section 13. Notices .................................................................................     23

Section 14. Successors ..............................................................................     24

Section 15. Partial Unenforceability ................................................................     24

Section 16. GOVERNING LAW PROVISIONS ................................................................     24
            (a) Governing Law Provisions ............................................................     24
            (b) Consent to Jurisdiction .............................................................     25

Section 17. General Provisions ......................................................................     25

                             Underwriting Agreement


                                                                 August 8 , 2001
BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY, INC.
CIBC WORLD MARKETS CORP.
GRUNTAL & CO., L.L.C.
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

                  ATRIX LABORATORIES, INC., a Delaware corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Common Shares") of its Common Stock, par value $0.001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 450,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC has agreed to act as representative of the several Underwriters in connection with the offering and sale of the Common Shares.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-55634), which contains a form of prospectus and has prepared a prospectus supplement, which together are to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; and the Company's prospectus subject to completion and the Company's prospectus supplement subject to completion are each called a "preliminary prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, a preliminary prospectus supplement or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR")

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                  The Company hereby confirms its respective agreements with the Underwriters as follows:

                  Section 1. Representations and Warranties.


                  (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times at which a Prospectus is required to be delivered, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times at which a Prospectus is required to be delivered, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                  (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

                  (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the First Closing Date or, if applicable, the Second Closing Date (as such terms are defined below) and (ii) the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

                  (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                  (h) Independent Accountants. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act.

                  (i) Preparation of the Financial Statements. The financial statements filed with the Commission and incorporated by reference as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Supplement Summary--Summary Selected Consolidated Financial Data", "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and included in the Prospectus.

                  (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, except where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except with respect to the Company's joint venture, Transmucosal Technologies, Ltd., all issued and outstanding capital stock of each of the Company's subsidiaries is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit C hereto.

                  (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (l) Stock Exchange Listing The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and is listed on the Nasdaq

National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

                  (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from NASD.

                  (n) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened
(i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

                  (o) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of its respective properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as may be reflected in such financial statements and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                  (q) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

                  (r) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will not use the proceeds from the sale of the shares in the offering, or conduct its business, in a manner which would cause it to become subject to the Investment Company Act.


                  (s) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the Company's knowledge, neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                  (t) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (u) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

                  (v) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the date of the Prospectus and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (w) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                  (y) Compliance with Environmental Laws. (i) Each of the Company and its Subsidiaries has obtained all permits, licenses and other authorizations, consents and approvals which are required under the Environmental Laws (as defined below), (ii) each of the Company and its Subsidiaries is in full compliance with all terms and conditions of all permits, licenses and authorizations required under the Environmental Laws, (iii) each of the Company and its Subsidiaries is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, consent or other order, decree, judgment, notice of violation or other notice, or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Requirements"), (iv) no officer of the Company is aware of nor has he or she received (A) notice (written or oral) from a governmental authority, citizens group, employee or otherwise that alleges that the Company or any of its Subsidiaries is not in full compliance with one or more Environmental Requirements, or (B) notice (written or oral) respecting the Company or any of its Subsidiaries of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent continued compliance with all Environmental Requirements, or that may give rise to any common law or other legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation (each, an "Action"), based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release, of any chemical, pollutant, contaminant, or hazardous or toxic material or waste or petroleum or petroleum products into ambient air, surface water, ground water or land, and (v) there is no Action relating to any Environmental Requirement pending or, to the best knowledge of the Company, threatened against or affecting (A) the Company or any of its Subsidiaries, or their respective properties, or (B) any person or entity whose liability for such Action has or may have been retained or assumed either contractually or by operation of law by the Company or any of its Subsidiaries. "Environmental Laws" shall mean Federal, state and local laws relating to pollution or protection of human health or the environment, including, without limitation, laws (including the common law) relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants or hazardous or toxic materials or wastes or petroleum or petroleum products into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or hazardous or toxic materials or wastes or petroleum or petroleum products.

                  (z) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

                  (aa) No pending, threatened or contemplated action, suit, investigation or proceeding. Except as described in the Registration Statement or the Prospectus, there is no action, suit, investigation or proceeding pending or to the knowledge of the Company, threatened or contemplated before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, including, without limitation, the Commission, the Food and Drug Administration (the "FDA"), the Drug Enforcement Administration (the "DEA") or the Department of Justice (the "DOJ"), or arbitrator to which the Company or any of its Subsidiaries is or may become a party or of which any property of the Company or any of its Subsidiaries is subject or affected, at law or equity, that (A) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Common Shares, (B) could be reasonably expected to result in a Material Adverse Change, (C) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed or (D) relates to a material violation of the Federal Food, Drug and Cosmetic Act (the "FDC Act") (and each state's equivalent of said act), the Federal Controlled Substances Act (and each state's equivalent of such act) (collectively, the "CSA"), or any regulations promulgated thereunder which violations might result in a Material Adverse Change. All pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties are subject or affected which are not described in the

Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Change.

                  (bb) No notice that any product ever manufactured, licensed, or marketed by the Company or any of its Subsidiaries is, or is alleged to be, an unapproved, adulterated or misbranded drug or controlled substance. Neither the Company, nor any of its Subsidiaries has received any notice, or warning letter from the FDA, the DEA or the DOJ, that any product ever manufactured, licensed, or marketed by the Company or any of its Subsidiaries is, or is alleged to be, an unapproved, adulterated or misbranded drug or controlled substance including, without limitation, (1) an order or request from the FDA, the DEA or the DOJ or other authorized governmental or regulatory body that the Company or any of its Subsidiaries recall or withdraw from the market or cease to market any product sold or manufactured by the Company, which could reasonably be expected to result in a Material Adverse Change, or (2) a lawsuit filed by the United States with respect to any product sold or manufactured by the Company or against the Company or any of its Subsidiaries or any of their respective officers, directors or employees alleging that any of the Company's or any of its Subsidiaries' products is an unapproved, adulterated or misbranded drug or controlled substance, or (3) an order from the FDA debarring the Company or any of its Subsidiaries or any of their respective officers, directors or employees from submitting or participating in the submission of abbreviated new drug applications (the "ANDAs").

                  (cc) All necessary permits and approvals. The Company and each of its Subsidiaries have such licenses, consents, permits and other approvals and has made all necessary filings required under any federal, state or local and foreign law, regulation or rule, and has obtained all authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Registration Statement and the Prospectus, except such Permits which individually or in the aggregate could not have a Material Adverse Effect; and the Company and each of the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits in all material respects, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits except such Permits which individually or in the aggregate could not result in a Material Adverse Change.

                  (dd) No service of complaints or notice of any lawsuit relating to Permits. Except as disclosed in the Registration Statement and Prospectus, neither the Company, nor any of its Subsidiaries has been served with any complaint or received any other notice of lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any state regulatory agency against or pending against or relating to any Permits (as defined above) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. There have not been any drug application withdrawals, product recalls or similar actions by the Company or any of its Subsidiaries, which could be reasonably expected to have a Material Adverse Effect. All pre-clinical and clinical studies conducted by or on behalf of the Company and each of its Subsidiaries as well as all manufacturing, labeling, and distribution of materials related to all drug development activities, have been conducted in compliance in all material respects with applicable FDA and DEA rules and regulations, including but not limited to the FDA's good laboratory practice, good clinical practice and current good manufacturing practice requirements. The FDA has not refused any ANDA submitted by the Company or any of its Subsidiaries, except for refusals which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  (ee) All necessary applications for approval. All necessary applications for approval, as required by the FDC Act, for the Company's existing and proposed product line, have been filed with the FDA. All necessary new drug applications (the "NDAs"), ANDAs, investigational new drug applications (the "INDs"), premarket approval applications and amendments and or supplements thereto, as required by the FDC Act, the regulations of the FDA adopted thereunder, and any policies issued by the FDA in connection with such INDs, NDAs or ANDAs, premarket approval applications and amendments and/or supplements thereto, have been filed with the FDA.

                  (ff) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  Section 2. Purchase, Sale and Delivery of the Common Shares.


                  (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $21.62 per share.

                  (b) The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Banc of America Securities LLC, 9 West 57th Street, 47th floor, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on

August 14, or such other time and date not later than 1:30 p.m. New York time, on August 14 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

                  (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option,
(ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares as the number of Optional Common Shares to be sold by the Company as set forth in the paragraph "Introductory" of this Agreement bears to the total number of Optional Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

                  (d) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

                  (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

                  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Banc of America Securities LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

                  Section 3. Additional Covenants.

                  (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably objects in writing.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2002 that satisfies the provisions of Section 11(a) of the Securities Act.

                  (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

                  (j) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Banc of America Securities LLC an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Common Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Banc of America Securities LLC, that may be transmitted electronically by Banc of America Securities LLC and the other Underwriters to offerees and purchasers of the Common Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Banc of America Securities LLC, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

                  (k) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Prospectus, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90 day period without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of the Banc of America Securities LLC) and may issue Common Stock upon conversion of the Company's outstanding 7% convertible subordinated notes due 2004

                  (l) Future Reports to the Representative. During the period of five years hereafter the Company will furnish to the Representative at 9 West 57th Street, New York, NY 10019, Attention: Paul Donofrio: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                  (m) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                  Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, and (viii) all other fees, costs and expenses referred to Item of Part II of the Registration Statement. Except as otherwise provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

                  Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, and from KPMG, independent public or certified public accountants to Transmucosal Technologies Ltd., letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received additional conformed copies of such accountants' letter for each of the several Underwriters).

                  (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                           (i) the Company shall have filed the Prospectus with
                  the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act;

                          (ii) no stop order suspending the effectiveness of the
                  Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                           (iii) the NASD shall have raised no objection to the
                  fairness and reasonableness of the underwriting terms and arrangements.

                  (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                           (i) in the judgment of the Representative there shall
                  not have occurred any Material Adverse Change; and

                          (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Morrison & Foerster LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received additional conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs (viii), (ix), (x) (xi) and (xiii) (with respect to the caption "Description of Capital Stock" only) and the next-to-last paragraph of Exhibit A (and the Representatives shall have received additional conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and
         (c)(ii) of this Section 5, and further to the effect that:

                           (i) for the period from and after the date of this
                  Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change; and

                           (ii) the representations, warranties and covenants of
                  the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date.

                  (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Deloitte & Touche LLP, independent public or certified public accountants for the Company, and KPMG, independent public or certified public accountants to Transmucosal Technologies Ltd., letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received additional conformed copies of such accountants' letter for each of the several Underwriters).

                  (h) Opinion of Intellectual Property Counsel and Regulatory Counsel. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of intellectual property counsel and regulatory counsel to the Company, dated as of such Closing Date, in form and substance satisfactory to the Representatives and their counsel.

                  (i) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

                  Section 7. Effectiveness of this Agreement. This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

                  Section 8. Indemnification.

                  (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto filed with the Commission), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                  (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and the disclosure in the second, eighth, tenth and eleventh paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

                  Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting Underwriter or the Company except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the

Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by written notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the reasonable judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination. If this Agreement is terminated prior to the First Closing Date, the provisions of
Section 3(k) shall be in no further force and effect.

                  Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

                  Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  If to the Representatives:

                           Banc of America Securities LLC
                           600 Montgomery Street
                           San Francisco, CA 94111
                           Facsimile: (415) 913-5558
                           Attention: Head of Equity Capital Markets

                  If to the Company:

                           Atrix Laboratories, Inc.
                           2579 Midpoint Drive
                           Fort Collins, CO 80525
                           Facsimile: (970) 482-9735
                           Attention: Brian G. Richmond

                  With a copy to:

                           Morrison & Foerster LLP
                           370 Seventeenth Street
                           Suite 5200
                           Denver, CO 80202
                           Attention: Warren L. Troupe

Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

                  Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  Section 16. (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                   Very truly yours,

                                   ATRIX LABORATORIES, INC.


                                   By:    /s/ BRIAN G. RICHMOND
                                          --------------------------------------
                                          Name: Brian G. Richmond
                                          Title: Chief Financial Officer


                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.


BANC OF AMERICA SECURITIES LLC
U.S. BANCORP PIPER JAFFRAY, INC.
CIBC WORLD MARKETS CORP.
GRUNTAL & CO., L.L.C.

By: BANC OF AMERICA SECURITIES LLC


     By:  /s/ STEPHEN P. ORTIZ
          -------------------------------------
          Name: Stephen P. Ortiz
          Title: Managing Director

For themselves and acting as Representatives of the several Underwriters named in the attached Schedule A.

                                   SCHEDULE A


                                                            Number of
                                                            Firm Common Shares
 Underwriters                                               to be Purchased
 ------------                                               ------------------
 Banc of America Securities LLC ..........................     1,214,550
 U.S. Bancorp Piper Jaffray Inc...........................       674,750
 CIBC World Markets Corp. ................................       674,750
 Gruntal & Co., L.L.C. ...................................       134,950
 Arnhold and S. Bleichroeder, Inc.........................        43,000
 Emedsecurities, Inc......................................        43,000
 Global Capital Securities Corporation....................        43,000
 Leerink Swann & Company..................................        43,000
 M.R. Beal & Company......................................        43,000
 Stifel, Nicolaus & Company, Incorporated.................        43,000
 ThinkEquity Partners.....................................        43,000
                                                              ----------
        Total............................................      3,000,000
                                                              ==========

                                                                       EXHIBIT A

         Form of opinion of counsel for the Company to be delivered pursuant to
Section 5(d) of the Underwriting Agreement. References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under the Underwriting Agreement (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which we express no opinion).

         (b) The Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of Colorado and in each jurisdiction in which the conduct of its business requires such qualification, except for any such jurisdiction where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (c) Each significant subsidiary of the Company (as defined in Rule 405 under the Act) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to our knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. It is understood that we are not giving, and we have not been requested to give, an opinion regarding the due organization, valid existence or good standing of any subsidiaries that are not organized under the laws of a jurisdiction within the United States.

         (d) All of the issued and outstanding capital stock of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except as described in the Prospectus with respect to Transmucosal Technologies, Ltd., is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to our knowledge, any pending or threatened claim.

         (e) The Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to said plans and options to the extent required by the Act.

         (f) No preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Shares, or the issuance and sale thereof, by operation of law or pursuant to the charter or bylaws of the Company.

         (g) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (h) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

         (i) All outstanding shares of the Company's Common Stock, $.001 par value per share, have been duly authorized, validly issued and are fully paid and nonassessable.

         (j) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which we express no opinion), do not violate or result in a violation of the charter or bylaws of the Company or any subsidiary, and to our knowledge, will not result in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary of the Company, and, to our knowledge, will not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement by which the Company is now bound or to which it is now a party. For purposes of the opinion in this paragraph (j), we exclude from the scope of such opinion any potential violation of financial covenants contained in such agreements, and as to any such agreements which by their terms are or may be governed by the laws of a jurisdiction other than the State of Colorado, we assume that such agreements are governed by the laws of the State of Colorado.

         (k) The authorized, issued and outstanding capital stock of the Company (including the Shares) conform in all material respects to the description thereof set forth in the Prospectus. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

         (l) The Registration Statement has been declared effective by the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

         (m) The Registration Statement, including each amendment thereto, as of the effective date thereof, complied as to form in all material respects with the applicable requirements of the Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which we express no opinion).

         (n) Each document filed pursuant to the Exchange Act (other than the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act.

         (o) To our knowledge, there are no contracts or other documents of a character required to be described or referred to in the Prospectus or to be filed as an exhibit to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof and references thereto are correct in all material respects.

         (p) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Act, applicable state securities or blue sky laws and from the NASD.

         (q) To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

         (r) The Company is not, and after receipt of payment for the Shares will not be, an "investment company" with the meaning of the Investment Company Act of 1940, as amended.

         (s) Except as disclosed in the Prospectus, to our knowledge, there are no persons with registration or similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement except for such rights as have been duly waived.

         (t) To our knowledge, neither the Company nor its subsidiaries are in violation of their respective charters or bylaws.

         (u) The Shares have been approved for listing on the Nasdaq National Market.

         In addition, such counsel shall state that they have participated in conferences with representatives of the Underwriters and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements, and based upon and subject to the foregoing, nothing has come to their attention that leads them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date of the opinion or at the First Closing Date or Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and need not make any comment with respect to the financial statements, supporting schedules, footnotes, or other financial or statistical information contained in the Registration Statement or Prospectus or any amendments or supplements thereto).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B

                                LOCK-UP AGREEMENT

                                 August 8, 2001

Banc of America Securities LLC
U.S. Bancorp Piper Jaffray, Inc.
CIBC World Markets Corp.
Gruntal & Co., L.L.C.
c/o Banc of America Securities LLC
9 West 57th Street, 47th Floor
New York, New York 10019

RE: Atrix Laboratories, Inc.

Ladies and Gentlemen:

                  The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.001 per share ("Common Stock") of Atrix Laboratories, Inc. (the "Company"), or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") pursuant to a Prospectus Supplement to the Company's Prospectus dated June 5, 2001, for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

                  In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, (otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the terms of this lock-up agreement, or (ii) as a distribution to limited partners or stockholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this lock-up agreement), or publicly announce the undersigned's intention to do any of the foregoing, for a period of 90 days after the date of the Prospectus Supplement relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                  With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

                  This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                                    Very truly yours,


                                    -------------------------------------------
                                    Printed Name of Holder


                                    By:
                                       ----------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Printed Name of Person Signing
                                    (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                       EXHIBIT C


                                  SUBSIDIARIES


Atrix Laboratories GmbH                                Governed under the laws of Germany

Atrix Laboratories Limited                             Governed under the laws of England and Wales

ViroTex Corporation                                    Delaware corporation (currently void with the
                                                       Secretary of State of Delaware) and qualified as a
                                                       foreign corporation in the State of Texas

Transmucosal Technologies International                Governed under the laws of Bermuda (Joint Venture of
Services, Ltd. (f/k/a Atrix Newco, Limited)            Atrix and Elan International Services, Ltd.)